Exhibit 5.1

March 11, 2026

BioXcel Therapeutics, Inc.

555 Long Wharf Drive

New Haven, CT 06511

Re:	Prospectus Supplement to Registration Statement on Form S-3 (File No. 333-275261)

Ladies and Gentlemen:

We have acted as counsel to BioXcel Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of (a) 2,480,294 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (b) pre-funded warrants to purchase 2,020,491 shares of Common Stock with an exercise price of $0.001 per share (the “Pre-Funded Warrants”), and (c) warrants to purchase 4,500,785 shares of Common Stock with an exercise price of $1.614 per share (the “Purchase Warrants”), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 2, 2023 (File No. 333-275261) (as so filed and as amended, the “Registration Statement”), the base prospectus dated November 13, 2023 included in the Registration Statement (the “Base Prospectus”), a prospectus supplement dated March 10, 2026 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”) and a Securities Purchase Agreement dated March 10, 2026 by and among each Purchaser identified therein (the “Purchasers”) and the Company (the “Securities Purchase Agreement”). In addition, Rodman & Renshaw LLC (the “Placement Agent”), or its designees, received warrants to purchase up to 180,031 shares of Common Stock pursuant to an engagement letter (the “Engagement Letter”), dated as of March 10, 2026 (the “Placement Agent Warrants”, and together with the Pre-Funded Warrants and the Purchase Warrants, the “Warrants”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares, the Warrants and the Warrant Shares (as defined below).

For the purpose of rendering this opinion, we examined originals or copies of such documents as we deemed relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we have assumed that the Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, the Prospectus, including all supplements and amendments thereto, and the Securities Purchase Agreement and the Engagement Letter.

Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed in this opinion letter is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as currently in effect. We express no opinion as to any other laws. We are not rendering any opinion with respect to federal law, including federal securities laws, or state blue sky securities laws.

With regard to our opinions concerning the Warrants constituting valid and binding obligations of the Company:

A.	Our opinions are subject to, and may be limited by, (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, voidable transaction, fraudulent conveyance, debtor and creditor, and other laws which relate to or affect creditors’ rights generally, and (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

BioXcel Therapeutics, Inc.

March 11, 2026

B.	Our opinions are subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

C.	We express no opinion as to any provision of the Warrants that: (i) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (ii) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (iii) restricts non-written modifications and waivers, (iv) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (v) relates to exclusivity, election or accumulation of rights or remedies, (vi) authorizes or validates conclusive or discretionary determinations, (vii) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable, (viii) any provisions exculpating the Purchasers or any of their respective representatives from any liability, in each case insofar as such provisions might require indemnification or exculpation with respect to any violations of securities laws or relating to any litigation by any party determined adversely to any party other than the Company.

D.	We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law or jurisdiction provided for in the Warrants.

E.	Except to the extent we have expressly opined as to such matters with respect to the Company herein, we have assumed (a) that the Warrants have been duly authorized, executed and delivered by the parties thereto, (b) that the Warrants constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Warrants as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

Based on the foregoing and upon our examination of such documents and other matters as we deem relevant, we are of the opinion that:

1.	When the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Securities Purchase Agreement, the issuance and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

2.	When the Warrants shall have been duly issued by the Company against payment therefor in the circumstances contemplated by the Securities Purchase Agreement and the Engagement Letter, as applicable, the issuance and sale of the Warrants will have been duly authorized by all necessary corporate action of the Company, and the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	When the shares of Common Stock initially issuable upon exercise of the Warrants (the “Warrant Shares”) shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Warrant holders, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Warrants, the issuance of the Warrant Shares will have been duly authorized by all necessary corporate action of the Company and the Warrant Shares will be validly issued, fully paid and nonassessable and we have assumed that at the time of exercise of the Warrants, a sufficient number of shares of Common Stock will be authorized, unissued, unreserved and available for issuance of the related Warrant Shares.

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

BioXcel Therapeutics, Inc.

March 11, 2026

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K, which is incorporated by reference in the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Honigman LLP
Honigman LLP

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402